EXHIBIT (8)(c)


                                 FORM OF
                                ---------


                                                    ________,1998



Investors Bank & Trust Company
200 Clarendon Street
Boston, MA  02116

          Re:  Addition of Catholic Values Equity Investment Portfolio


Gentlemen:

Pursuant to our Letter Agreement dated August 10, 1993, becoming a party to the attached Master Custodian Agreement between the Wright Managed Investment Funds and Investors Bank & Trust Company, as amended, we hereby agree that you may render the same series on the same terms as set forth therein on behalf of the series of the Wright Managed blue Chip Series Trust listed on the attached Schedule A.


                           THE WRIGHT MANAGED BLUE CHIP SERIES TRUST


                           By ____________________________________
                                          President

Accepted and agreed to:

INVESTORS BANK & TRUST COMPANY

By________________________
    Title:



                               SCHEDULE A
                              ------------

Wright Selected Blue Chip Portfolio          Effective August 10, 1993
Wright International Blue Chip Portfolio Effective August 10, 1993 Catholic Values Equity Investment Portfolio Effective__________, 1998